PROXY                          NEWMIL BANCORP, INC.                  PROXY
                                  19 Main Street
                          New Milford, Connecticut  06776


              1995 ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 20, 1995


This proxy is solicited on behalf of the Board of Directors of NewMil Bancorp, Inc.


      The undersigned shareholder of NewMil Bancorp, Inc. hereby appoints Willis H. Barton, Jr., Herbert E. Bullock and Mary C. Williams and each of them the proxies of the undersigned with full power of substitution to vote all the shares of NewMil Bancorp, Inc. held of record by the undersigned on August 31, 1995, at the Annual Meeting of Shareholders of the Corporation to be held at the Candlewood Valley Country Club, in New Milford, Connecticut, at 9:30 a.m. on Friday, October 20, 1995 and at any adjournment(s) thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. A majority of said proxies or their substitutes who attend the meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted.


This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. If no specification is made, this proxy will be voted "FOR" all nominees for Director, "FOR" proposal 2, "FOR" proposal 3, and "FOR" proposal 4. If any other business is properly presented at this Annual Meeting, or any adjournment(s) thereof, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.


The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as follows:


1.  ELECTION OF DIRECTORS:

    Laurie G. Gonthier; Dr. John V. Haxo; and Suzanne L. Powers

    FOR all nominees listed above              WITHHOLD AUTHORITY to vote for
    (except as marked to the contrary below)   all nominees listed above

    (Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

    For all nominees except:


2. PROPOSAL TO AMEND THE CORPORATION'S 1986 STOCK OPTION AND INCENTIVE PLAN for key officers and employees.

            FOR               AGAINST           ABSTAIN


    THIS PROXY IS CONTINUED ON THE REVERSE SIDE


3. PROPOSAL TO AMEND THE CORPORATION'S 1992 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

            FOR               AGAINST           ABSTAIN




4. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND as independent auditors of NewMil Bancorp, Inc. for the fiscal year ending June 30, 1996.

            FOR               AGAINST           ABSTAIN



5. With discretionary authority to vote upon such other matters as may properly come before the Meeting.


    Please sign exactly as your name appears on this proxy card. When signing as a fiduciary or representative - attorney, executor, administrator, trustee or guardian - please give your full title as such. Proxies signed by a corporation must be signed in the full corporate name by the President or otherwise duly authorized officer. Proxies signed by a partnership must be signed in the partnership name by a duly authorized person.


                        Date:


                        Signature


                        Signature if held jointly

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

   I PLAN TO ATTEND MEETING



   ACCOUNT NUMBER              COMMON